                                                                     Exhibit 9

                           EMPLOYMENT ESCROW AGREEMENT

      THIS EMPLOYMENT ESCROW AGREEMENT (this "Escrow Agreement") is made and entered into as of May 3, 2000 by and among BLOOMFIELD PARTNERS FAMILY LIMITED PARTNERSHIP, a Delaware limited partnership ("Escrower"), HA-LO INDUSTRIES, INC., an Illinois corporation ("Escrowee"), and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as escrow agent ("Escrow Agent").

                                   RECITALS

      Concurrently with the execution of this Escrow Agreement, (i) the transactions contemplated by that certain Agreement and Plan of Merger and Plan of Reorganization, dated January 17, 2000, as amended, among Escrowee and others (the "Merger Agreement") are being consummated, and (ii) as contemplated by the Merger Agreement, Escrowee and Brad Keywell (the "Employee") are entering into an Employment Agreement of even date herewith (the "Employment Agreement"). The Employee has certain material relationships with Escrower, and is also an officer and director of Starbelly.com, Inc., a Delaware corporation f/k/a TheZebra.com, Inc. ("SBC"), the entity being merged into a subsidiary of Escrowee pursuant to the Merger Agreement. Escrower is a principal stockholder of SBC and, pursuant to the Merger Agreement, is being issued 5,273,518 shares of common stock, no par value, and 553,216 shares of Series A Convertible Preferred Stock, no par value, of Escrowee as part of the merger consideration, a portion of which shall be escrowed in the manner and for the purposes set forth in this Escrow Agreement.

      Accordingly, in order to induce Escrowee to consummate the transaction contemplated by the Merger Agreement and enter into the Employment Agreement, Escrower has agreed to deposit into escrow with the Escrow Agent those shares of unregistered common stock and Series A Preferred Stock of Escrowee issued pursuant to the Merger, owned by Escrower, as more fully described on Schedule A attached hereto and incorporated herein (collectively, the "Shares").

      NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements of the parties hereto, Escrower, Escrowee and the Escrow Agent hereby agree as follows:

      I. Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings specified in the Employment Agreement.

      2. The Collateral. For the consideration hereinabove set forth and to secure the continued performance of the Employee under the Employment Agreement in the manner contemplated below, Escrower hereby deposits, and agrees to deposit in the future, into the escrow created hereby the following:

            a. The Shares, with stock powers attached thereto, all duly endorsed in blank, herewith delivered to Escrow Agent;

            b. Any and all other securities deposited with Escrow Agent from time to time in accordance with the provisions hereof (such securities, together with the Shares, the "Securities"), each of which shall be deposited with stock powers attached thereto, all duly endorsed in blank; and

            c. Any and all proceeds received by Escrower (or Escrow Agent on Escrower's behalf) upon the sale of any of the Securities.

The Escrow Agent will hold the Collateral in accordance with the terms of this Escrow Agreement.

      Escrower shall direct investment of any cash held by the Escrow Agent, including cash proceeds received upon the sale of any of the Securities, provided that investment shall be limited to institutional money market accounts, cash or cash equivalents, governmental bonds and other marketable securities. Unless and until the Escrower shall give other instructions to the Escrow Agent, monies held hereunder shall be invested in the One Group Prime Money Market Fund-Class A. The Securities, the proceeds received upon the sale of any of the Securities and any interest, dividends and distributions thereon are hereinafter referred to, collectively, as the "Collateral." Prior to the termination of this Escrow Agreement, the (i) holding, (ii) cancellation, (iii) release from the provisions of this Escrow Agreement (in part or in whole), and
(iv) any other actions with respect to the Collateral shall be governed by the applicable provisions of this Escrow Agreement.

      3. Representations and Warranties.

            a. Escrower hereby represents and warrants to Escrowee that:

                  (i) The execution, delivery and performance by Escrower of this Escrow Agreement will not violate any provision of law, any order of any court or other agency of government, or any agreement or other instrument to which Escrower is a party or by which Escrower is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time, or both) a default under any such agreement or other instrument, or result in the creation or imposition of any lien, charge, security interest, claim, or encumbrance of any nature whatsoever ("Lien") upon any of Escrower's property or assets, except as contemplated by the provisions of this Escrow Agreement and the Merger Agreement;

                  (ii) This Escrow Agreement constitutes a legal, valid and
            binding obligation of Escrower; and

                  (iii) As to such of the Collateral deposited with Escrow Agent on the date hereof or hereafter: (A) Escrower is the sole legal and beneficial owner of such Collateral; (B) the stock transfer forms attached to each of the certificates representing any of the Securities have been duly executed and delivered by Escrower to Escrow Agent; and (C) none of such Collateral is subject to any Lien, other than the interest granted to Escrowee hereby and in the Merger Agreement.

            b. Escrowee hereby represents and warrants to the Escrower that:

                  (i) The execution, delivery and performance by Escrowee of this Escrow Agreement will not violate any provision of law, any order of any court or other agency of government, or any agreement or other instrument to which Escrowee is a party or by which Escrowee is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time, or both) a default under any such agreement or other instrument; and

                  (ii) This Escrow Agreement constitutes a legal, valid and
            binding obligation of Escrowee.

      4. Stock Splits, Stock Dividends, Etc.

            a. In the event that Escrower, by virtue of Escrower's ownership of the Collateral, now is, or hereafter becomes, entitled (without additional consideration) to other or additional securities as the result of any corporate reorganization, merger or consolidation, stock split or combination, stock dividend or otherwise, Escrower shall promptly:

                  (i) deliver to Escrow Agent the certificates evidencing
            Escrower's ownership thereof, and agrees if such certificates are delivered to Escrower, to take possession thereof in trust for Escrowee and forthwith deliver the same to Escrow Agent;

                  (ii) deliver to Escrow Agent a stock transfer form with
            respect to such securities, executed in blank by Escrower;

                  (iii) deliver to Escrowee a certificate,
            executed by Escrower and dated the date of such delivery, as to the truth and correctness on such date of the representations and warranties set forth in Section 3(a)(iii) hereof; and

                  (iv) deliver to Escrowee such other certificates, forms and other instruments as Escrowee may reasonably request in connection with such delivery.

            b. Escrower agrees that such securities shall constitute a portion of the Collateral and be subject to this Escrow Agreement in the same manner and to the extent as the Securities deposited into escrow on the date hereof.

      5. Sale and Purchase of Securities.

            a. Notwithstanding anything to the contrary contained herein, Escrower shall have the right to sell the Securities or any part thereof but only if all of the following conditions are satisfied:

                  (i) Escrower delivers to Escrowee and the Escrow Agent written notice with respect to the sale of specifically identified Securities prior to, concurrently with or promptly after the placement of a sell order;

                  (ii) The sale is a bona fide, arms'-length transaction
            effected for cash on a national securities exchange, through NASDAQ or in an underwritten securities offering; and

                  (iii) Prior to such sale, Escrower makes such arrangements as are reasonably acceptable to Escrowee and the Escrow Agent (which arrangements may be blanket arrangements agreed upon in advance to be applicable to all such sales) to assure that the proceeds of such sale are promptly deposited with or remain with the Escrow Agent pursuant to this Escrow Agreement.

            b. Escrower shall have the right to purchase securities listed on a national securities exchange or quoted on NASDAQ (with the exception of unhedged options) using cash constituting a part of the Collateral if all of the following conditions are satisfied:

                  (i) Escrower delivers to Escrowee and the Escrow Agent written notice with respect to the purchase of specifically identified securities prior to, concurrently with or promptly after the placement of a buy order;

                  (ii) The purchase is a bona fide, arms'-length transaction effected on a national securities exchange or through NASDAQ;

                  (iii) Prior to such purchase, Escrower makes such arrangements as are reasonably acceptable to Escrowee and the Escrow Agent (which arrangements may be blanket arrangements agreed upon in advance to be applicable to all such purchases) to assure that the certificates evidencing the purchased securities are promptly deposited with the Escrow Agent pursuant to this Escrow Agreement; and

                  (iv) Escrower delivers to Escrow Agent the document
            contemplated by Section 4(a)(ii) hereof.

The purchased securities shall constitute a part of the Collateral under this Escrow Agreement.

      6. Voting Power. Escrower shall be entitled to exercise all voting powers pertaining to the Collateral for any purpose not inconsistent with, or in violation of, the provisions of this Escrow Agreement, in all matters, unless and until the Collateral is released and delivered to Escrowee.

      7. Escrow Agent.

            a. Escrowee shall pay the Escrow Agent reasonable compensation for its services hereunder, in accordance with Schedule B, and shall reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder. Notwithstanding the foregoing, in the event of any dispute hereunder between Escrower and Escrowee, the non-prevailing party in any such dispute shall pay the prevailing party's and the Escrow Agent's reasonable expenses (including without limitation reasonable attorney's fees and court costs) incurred in such dispute.

            b. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to Escrowee and Escrower specifying a date when such resignation shall take effect. Upon such notice, a successor Escrow Agent shall be appointed with the mutual consent of Escrowee and Escrower, such successor Escrow Agent to become Escrow Agent hereunder upon the receipt of the Collateral. If Escrowee and Escrower are unable to agree upon a successor Escrow Agent within thirty
      (30) days after such notice, the Escrow Agent shall be entitled to appoint its successor or to petition a court of competent jurisdiction to appoint a successor. The Escrow Agent shall continue to act until its successor accepts the escrow and receives the Collateral. Escrowee and Escrower shall have the right at any time upon mutual consent to substitute a new Escrow Agent by giving notice thereof to the Escrow Agent then acting.

            c. The Escrow Agent undertakes to perform such duties as are specifically set forth herein and may conclusively rely, and shall be protected in acting or refraining from acting, on any written notice, instrument or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so. The Escrow Agent shall have no responsibility for the contents of any writing contemplated herein and may rely without any liability upon the contents thereof.

            d. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized hereby or within the rights or powers conferred upon it hereunder, nor for action taken or omitted by it in good faith, and in accordance with advice of counsel (which counsel may be of the Escrow Agent's own choosing), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence.

            e. Each of Escrower and Escrowee agrees to indemnify the Escrow Agent and hold it harmless against any and all liabilities incurred by it hereunder as a consequence of such party's wrongful action, and Escrower and Escrowee agree jointly to indemnify the Escrow Agent and hold it harmless against any and all liabilities incurred by it hereunder that are not a consequence of Escrower's or Escrowee's wrongful action, except in either case for liabilities incurred by the Escrow Agent resulting from its own willful misconduct or gross negligence. The obligations of the Escrower and the Escrowee under this clause (e) shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

            f. No assignment of the interest of any of the parties hereto shall be binding upon the Escrow Agent unless and until written evidence of such assignment in form satisfactory to the Escrow Agent shall be filed with and accepted by the Escrow Agent.

            g. In the event that any escrow property shall be attached, garnished, or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, or any part thereof, the Escrow

      Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

            h. If the Escrow Agent becomes involved in litigation on account of this Escrow Agreement, it shall have the right to retain counsel. The parties hereto (other than the Escrow Agent), jointly agree to pay to the Escrow Agent on demand its reasonable attorney's fees, disbursements and expenses in connection with any such litigation.

            i. In the event that conflicting demands are made upon the Escrow Agent for any situation not addressed in this Escrow Agreement, the Escrow Agent may withhold performance of the terms of this Escrow Agreement until such time as said conflicting demands shall have been withdrawn or the rights of the respective parties shall have been settled by court adjudication, arbitration, joint order or otherwise.

            j. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall be and become the successor Escrow Agent hereunder and vested with all of the title to the whole property or trust estate and all of the trusts, powers, immunities, privileges, protections and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      8. Release of Collateral. For purposes of this Escrow Agreement, an "Employee Default" shall be deemed to have occurred if the Term of the Employment Agreement is terminated (i) by reason of Cause or (ii) as a result of a termination by the Employee of the Term of the Employment Agreement other than for Good Reason (it being understood and agreed that neither the death or disability (as such term is defined in the Employment Agreement) of the Employee nor the termination of the Term as a result thereof shall constitute an Employee Default). In the event that an Employee Default occurs on or before the third anniversary of the date hereof, the Escrow Agent shall release to Escrowee one hundred percent (100%) of the Collateral (as then constituted and to the extent not previously released), as more fully set forth in the next paragraph. In the event that no Employee Default occurs on or prior to the third anniversary of the date hereof, the Escrow Agent shall release to Escrower (automatically and without further instruction) one hundred percent (100%) of the Collateral (as then constituted and to the extent not previously released).

      If an Employee Default occurs on or prior to the third anniversary of the date hereof, then Escrowee may, within twenty (20) calendar days after the occurrence of such Employee Default, deliver to the Escrow Agent and Escrower a certification signed by a duly authorized officer of Escrowee certifying that an Employee Default has occurred and the date of occurrence of the Employee Default and that a copy of the certification has been delivered to Escrower in the manner set forth in Section 11(e) hereof (a "Default Certification"). In the event that the Escrow Agent does not receive a notice from Escrower, within twenty (20) calendar days of receipt of a Default Certification, disputing the Default Certification, the Escrow Agent shall promptly release and deliver the Collateral to Escrowee (automatically and without further instruction). In the event that the Escrow Agent receives a notice from Escrower, within twenty (20) calendar days of receipt of a Default Certification, disputing the Default Certification, the Escrow Agent shall continue to hold the Collateral and thereafter release and deliver the Collateral in accordance with a joint written direction signed by Escrower and Escrowee or as directed by court order resolving the dispute in accordance with the terms of this Escrow Agreement (consistent with the terms of the Employment Agreement).

      Notwithstanding anything to the contrary contained herein, (i) if the Escrow Agent has not, by the twentieth (20th) calendar day after the first anniversary of the date hereof, received a Default Certification, then the Escrow Agent shall promptly release (automatically and without further instruction) from the Collateral and deliver to Escrower twenty-five (25%) of each component of Collateral then subject to this Escrow Agreement (e.g., if the Collateral is then comprised of two different Securities and cash, then one-quarter (1/4) of each of the Securities and one-quarter (1/4) of the cash shall be so released and delivered), (ii) if the Escrow Agent has not, by the twentieth (20th) calendar day after the second anniversary of the date hereof, received a Default Certification, then the Escrow Agent shall promptly release (automatically and without further instruction) from the Collateral and deliver to Escrower thirty-three and one-third percent (33-1/3%) of each component of Collateral then subject to this Escrow Agreement and (iii) upon the death or disability (as such term is defined in the Employment Agreement) of the Employee, and receipt by the Escrow Agent and

Escrowee of a certificate to that effect from Escrower or the Employee's estate or personal representative, as appropriate, the Escrow Agent shall promptly release to Escrower one hundred percent (100%) of the Collateral then subject to this Escrow Agreement. To the extent a partial release of the Collateral can only be effected through release of shares represented by a stock or other ownership certificate representing shares in addition to those released, stock or other ownership certificates representing as large a portion of the entire partial release as possible will be released to the Escrower and a certificate in excess of the balance will be delivered to the Escrowee (in which event (a) Escrowee shall cause a new certificate in the amount of such balance to be promptly issued and delivered to Escrower, (b) Escrowee shall cause new certificates to be issued in the amount of any such excess and promptly deposited with Escrow Agent hereunder, (c) Escrower shall execute stock powers endorsed in blank and deliver the same to Escrow Agent to be attached to the new certificates delivered to Escrow Agent, and (d) such new certificates delivered to Escrow Agent together with such stock powers, shall constitute a part of the Collateral and be subject to this Escrow Agreement in the same manner and to the extent as the Securities deposited into escrow on the date hereof). Escrower and Escrowee shall cooperate with the Escrow Agent to effect such release and delivery. At the request of the Escrow Agent or Escrowee, Escrower shall execute and deliver to the Escrow Agent stock powers and such other instruments pertaining to the remaining Collateral as may be necessary or appropriate in order to continue this Escrow Agreement in full force and effect in accordance with its terms and the intent of the parties. The Escrow Agent shall have no liability with respect to the issuance of the new certificates evidencing such partial distribution or the excess shares after a partial distribution, which shall be the sole responsibility of the Escrowee and its transfer agent, if any. The Escrow Agent's sole responsibility shall be to deliver the certificates on deposit with it hereunder as directed by the Escrower and/or Escrowee, as applicable. If Escrowee fails to deliver a new certificate to Escrower for the balance of any partial distribution within 10 days of release of the certificate to Escrowee, then upon notice from Escrower the Escrow Agent shall promptly deliver to Escrower the smallest certificate in excess of the balance then held by the Escrow Agent. Escrower shall be obligated to redeposit the shares in excess of those to be otherwise released in the same manner as Escrowee was so obligated and upon release to Escrower of such certificate Escrowee may redeposit the certificate released to it with respect to the balance.

      9. Termination of Escrow Agreement. This Escrow Agreement shall be terminated when no Collateral remains subject hereto. In addition, upon proper release of any Collateral to Escrower or Escrowee in accordance with the terms of this Escrow Agreement, such released Collateral shall no longer be subject to this Escrow

Agreement.

      10. Tax Consequences. Notwithstanding anything to the contrary contained in this Escrow Agreement, all income tax consequences with respect to this Escrow Agreement and escrow and any transactions in connection therewith, including, without limitation, sales, purchases, forfeitures and releases, shall be borne out of, and by, the Collateral itself and Escrower shall not suffer any adverse tax consequences as a result thereof; and to the extent any such tax consequences are nonetheless payable by Escrower, there shall be released to Escrower, if available and upon request, sufficient Collateral to satisfy such tax consequence in such amount as is certified in good faith by Escrower to Escrowee and the Escrow Agent. Under no circumstances shall Escrowee have any liability or responsibility for taxes arising out of the matters covered in the immediately preceding sentence, except as may otherwise be required by law. The Escrow Agent shall be under no obligation to return any interest or earnings on the Escrow Funds to Escrower until it has received a Form W-9 from such party, regardless of whether such party is exempt from reporting or withholding requirements under the Internal Revenue Code of 1986, as amended. As and to the extent required by law, the Escrow Agent shall report to the Internal Revenue Service, as of each calendar year-end, all income earned from the investment of any sum held in the Escrow Funds. The Escrow Agent shall be responsible for the preparation and/or filing of any tax return with respect to any income earned by the Escrow Funds (Form 1099-Int.) The Escrow Agent shall have no obligation to pay any taxes or estimated taxes.

      11. Miscellaneous.

            a. Should Escrowee at any time assign any of its rights under this Escrow Agreement, the assignee shall thereupon have all of the rights of Escrowee hereunder.

            b. Each and every right, remedy and power granted to a party hereunder shall be cumulative and in addition to any other right, remedy or power herein specifically granted or now or hereafter existing in equity, at law, by virtue of statute or otherwise and may be exercised by such party, from time to time, concurrently or independently and as often and in such order as such party may deem expedient. Any failure or delay on the part of such party in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect such party's right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power.

            Notwithstanding anything to the contrary contained in this Escrow Agreement, as between Escrower and Escrowee, the escrow created hereby will be treated as a pledge such that Escrowee shall be entitled to all the rights, remedies and powers as if a pledgee under applicable law in addition to any other rights, remedies and powers Escrowee may have.

            c. Any modification or waiver of any provision of this Escrow Agreement, or any consent to any departure by Escrowee or Escrower therefrom, shall not be effective in any event unless the same is in writing and signed by Escrow Agent, Escrowee and Escrower, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on Escrower or Escrowee in any event not specifically required of the other party hereunder shall not entitle the receiving party to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

            d. Each Party agrees that at any time, and from time to time, after the execution and delivery of this Escrow Agreement, it will, upon the request of the other party, execute and deliver such further documents and do such further acts and things as the other party may reasonably request in order to fully effect the purpose of this Escrow Agreement.

            e. Any notice, request, demand, consent, approval, certification or other communication provided or permitted hereunder shall be in writing and be given by personal delivery or courier service addressed to the party for whom it is intended, as follows:

            If to Escrowee:

            HA-LO Industries, Inc.
            5980 West Touhy Avenue
            Niles, IL  60714
            Attention:  Greg Kilrea
            Facsimile number:  847/647-4970

            with a copy to:

            Neal, Gerber & Eisenberg
            Two N. LaSalle Street
            Suite 2100
            Chicago, Illinois  60602
            Attention:  Barry J. Shkolnik
            Facsimile number:  312/269-1747

            If to Escrower:

            Bloomfield Partners Family Limited Partnership
            c/o Bradley Keywell
            Starbelly.com, Inc.
            1225 W. Morse Avenue
            Chicago, Illinois  60626-3517
            Facsimile number:  773/262-6694

            with a copy to:

            Altheimer & Gray
            10 S. Wacker Drive
            Suite 4000
            Chicago, Illinois  60602
            Attention:  Peter Lieberman
            Facsimile number:  312/715-4800

            If to Escrow Agent:

            American National Bank and Trust Company of Chicago
            Corporate Trust Department
            120 South LaSalle Street
            Mail Code IL1-1250
            Chicago, Illinois  60603
            Attention:  Kevin M. Ryan
            Facsimile Number:  312/661-6491

      provided, however, that each party may change its address for purposes of receipt of any such communication by giving five (5) days' written notice of such change to the other party in the manner above prescribed. Notices shall be deemed to have been given when received.

            f. This Escrow Agreement shall be deemed to have been made under, and shall be governed by, the laws of the State of Illinois in all respects, including matters of construction, validity and performance.

            g. If any provision of this Escrow Agreement is prohibited by, or is unlawful or unenforceable under, any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof, provided, however, that any such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction; and provided, further, that where the provisions of any such applicable law may be waived, they hereby are waived by Escrower to the full extent permitted by law to the end that this Escrow Agreement shall be deemed to be valid and binding in accordance with its terms.

            h. This Escrow Agreement shall inure to the benefit of the successors and permitted assigns of Escrowee and Escrower and shall be binding upon the heirs, executors, administrators, legal representatives, successors and assigns of Escrower.

      IN WITNESS WHEREOF, Escrower, Escrowee and Escrow Agent have caused to be executed this Escrow Agreement as of the date first above written.

ESCROW AGENT:                           ESCROWEE:

AMERICAN NATIONAL BANK AND              HA-LO INDUSTRIES, INC.
TRUST COMPANY OF CHICAGO,
AS ESCROW AGENT

By: /s/ Kevin M. Ryan                   By: /s/ John Kelley
   ----------------------------            ------------------------------
   Name: Kevin M. Ryan                     Name: John Kelley
        -----------------------                 -------------------------
   Title: Authorized Officer               Title: Chief Executive Officer
         ----------------------                  ------------------------


                                        ESCROWER:

                                        BLOOMFIELD PARTNERS FAMILY LIMITED
                                        PARTNERSHIP

                                        By: Bloomfield Associates, Inc.,
                                            a Delaware corporation,
                                            its general partner
                                           ----------------------------
                                           Name: /s/ Bradley A. Keywell
                                                -----------------------
                                                 Bradley A. Keywell
                                                 President

                                   SCHEDULE A

                                     SHARES

===============================================================================================================
                         Common Stock          No. of          Preferred Stock     No. of Shares
                          Certificate         Shares of          Certificate       of Preferred      Percentage
   Escrower                   No.           Common Stock             No.               Stock          Interest
-----------------        ------------       ------------       ---------------     -------------     ----------
Bloomfield                   6117              291,337
Partners                     6118              291,336             ______            ______           ______
Family Limited               6116              164,767
Partnership                  6119              417,906                                                100%
===============================================================================================================

                                  SCHEDULE B

                                 COMPENSATION

Annual Fee                    $3,500

      Any out-of-pocket expenses, or extraordinary fees or expenses such as attorney fees or messenger costs, are additional and are not included in the above schedule.

      The annual fee is billed in advance and payable prior to that year's service.